UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 30, 2016

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Item 1.01  Entry into a Material Definitive Agreement.

Conversion of Promissory Notes

Visualant, Incorporated (the “Company”) entered into Convertible Promissory Notes totaling $710,000 with accredited investors during September 2015 to February 2016 to fund short-term working capital. The Notes accrued interest at a rate of 8% per annum and were due September 2016 to February 2017 and were convertible into common stock at the same price of our next financing. The investors received $710,000 in warrants that are exercisable into common stock at the price equal to the price of the common stock sold in our next public financing.

On November 30, 2016, the Company converted Promissory Notes totaling $695,000 and accrued interest of $54,073 into 936,348 shares of the Company’s common stock at $0.80 per share. The investors received five year warrants for 936,348 shares of common stock that are exercisable into common stock at $1.00 per share.

The foregoing description of the transaction is qualified in its entirety by reference to the complete terms and conditions of the Form of Conversion Notice and the Form of Warrant to Purchase Common Stock, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1-10.2, and incorporated by reference into this Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Form of Conversion Notice. (incorporated herewith)

10.2	Form of Warrant to Purchase Common Stock. (incorporated herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO

January 10, 2017